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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  May 10, 2000
                Date of Report (Date of Earliest event reported):


                              E Com Ventures, Inc.
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             (Exact name of registrant as specified in its charter)


        Florida                      0-19714            65-0977964
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         State of               Commission File        IRS Employer
       Incorporation                 Number.         Identification No.


                   11701 N.W. 101st Road, Miami, Florida 33178
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                     Address of principal executive offices


        Registrant's telephone number, including area code (305) 889-1600
                                 --------------


                                Perfumania, Inc.
          (Former name or former address, if changed since last report)



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Item 5. Other Event.

         On May 10, 2000, E Com Ventures, Inc. ("ECOMV") executed a Stock Purchase Agreement by and among ECOMV, Zero.net, Inc. and Envision Development Corporation ("EDC") (the "Agreement"). Pursuant to the terms of the Agreement, ECOMV acquired 100% of the issued and outstanding common stock of perfumania. com (the "Shares"), effective as of April 29, 2000. As consideration for the Shares. ECOMV transferred four hundred thousand (400,000) shares of EDC's $0.01 par value common stock that was held by ECOMV. Additionally, pursuant to the terms of the Agreement, Zero.net, Inc., a Delaware corporation, acquired from ECOMV one hundred thousand (100,000) shares of EDC's common stock for a purchase price of two million five hundred thousand dollars ($2,500,000).

         A copy of the Agreement is included herein as Exhibit 5.1 and a copy of the press release with respect to the transaction is included herein as Exhibit
99.1. The Agreement and press release are incorporated herein by reference into this Item 5 and the foregoing description of such transaction is qualified in its entirety by reference to such exhibits.

         In connection with the transactions contemplated by the Agreement, Alta Limited, a corporation organized under the laws of the Jersey Channel Islands, exercised its option to acquire five hundred thousand (500,000) shares of EDC's common stock from ECOMV, pursuant to the terms of a stock option agreement dated December 10, 1999, for an exercise price of four million dollars ($4,000,000).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            Exhibits

            Exhibit No.   Description
            -----------   -----------
              2.1         Perfumania.com, Inc. Stock Purchase Agreement, dated
                          as of April 29, 2000, Agreement Among E Com Ventures,
                          Inc., ZERO.NET, Inc. and Envision  Development
                          Corporation

              99.1        Press Release, dated May 15, 2000.

             SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 18th day of May, 2000.



            E COM VENTURES, INC.





            By: /s/ A. MARK YOUNG
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            A. Mark Young
            Chief Financial Officer